UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2015

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-02461
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code           (734) 414-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 29, 2015, the Management Development, Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Perceptron, Inc. (the “Company”) approved the Company’s Fiscal 2016 Executive Short Term and Long Term Incentive Plans (the “Plans”). All Company officers, named executive officers and director-level team members, employed on or before December 31, 2015, are eligible to participate in the Fiscal 2016 Executive Short Term Plan. All Company officers and named executive officers, employed on or before December 31, 2015, are eligible to participate in the Fiscal 2016 Executive Long Term Plan.

Written descriptions of the Fiscal 2016 Executive Short Term Incentive Plan and Fiscal 2016 Executive Long Term Incentive Plan have been filed as Exhibit 10.1 to this Current Report Form 8-K and are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

D.	Exhibits.

Exhibit No.	Description

10.1	Written Descriptions of the Fiscal 2016 Executive Short Term Incentive Plan and Fiscal 2016 Executive Long Term Incentive Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: September 2, 2015	/s/ Jeffrey M. Armstrong
	By:	Jeffrey M. Armstrong
	Its:	President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Description

10.1	Written Descriptions of the Fiscal 2016 Executive Short Term Incentive Plan and Fiscal 2016 Executive Long Term Incentive Plan

4